EXHIBIT 10.20





                          DATED 19th of November, 1996




                             CNC GRAND UNION LIMITED

                                      -and-

                            PINNACLE SYSTEMS LIMITED









                                    L E A S E

                                      -re-

                                     UNIT 7
                          THE GRAND UNION OFFICE PARK,
                                PACKET BOAT LANE,
                                     COWLEY,
                                    UXBRIDGE,
                                   MIDDLESEX.








                           Messrs., Charsley Harrison,
                                 8 Sheet Street,
                                    Windsor,
                                   Berkshire.


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T H I S L E A S E is made the 19th day of November  1996
B E T W E E N:-

(1) CNC GRAND UNION LIMITED whose registered office is at Unit 5 The Grand Union Office Park Packet Boat Lane Cowley Uxbridge UB8 2GH ("the Landlord") and
(2) PINNACLE SYSTEMS LIMITED OF 7 Portland Business Centre Manor House Lane Datchet Berkshire ("The Tenant)
1.                DEFINITIONS
                  IN this Lease, where the context so requires or admits the following expressions have the following meanings:-
1.1               "Adjoining Premises": the land and buildings edged blue on the
                  Plan
1.2 "Adjoining Property": all parts of the Estate (other than the Demised Premises)
1.3 "the Building": the Demised Premises more particularly described in the First Schedule hereto;
1.4 "Car Park": parts of the Estate set aside by the Landlord for the parking of vehicles;
1.5               "Car Spaces": the 24 spaces forming part of the Car
                  Park allocated in accordance with principles of good estate management from time to time by the Landlord for the exclusive use of the Tenant and such spaces being so allocated as at today's date shown for identification purposes only edged brown hatched black on the Plan;
1.6 "the Certificate": the details of the charges properly and reasonably incurred by the Landlord in the provision of the Services as defined in clause 8;
1.7               "the Commencement Date"  the 1st day of April 1996
1.8 "Common Areas": the service roads, service areas, service bays, pedestrian areas, yards, forecourts and landscaped areas and also the Car Park waste receptacles and any other amenities on the Estate which are from time to time provided or designated by the Landlord for common use by the tenants and occupiers of the Estate and all persons expressly or by implication authorised by them but excluding the Lettable Areas;
1.9 "Conduits": pipes, down pipes, sewers, drains, soakaways, channels, gullies, gutters, watercourses, conduits, ducts, flues, wire, cables fibre optics and other conducting media of whatsoever nature;

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1.10              "the  Demised  Premises":  the  Demised  Premises  as  briefly described in the First Schedule and each and every part thereof and shall be deemed to include:-
1.10.1            all  buildings  now  or  hereafter   erected  thereon  and  in
                  particular   but  not  by  way  of   limitation,   the   roof,
                  foundations, external walls, internal load bearing walls and the structural parts of the roof, ceilings and floors thereof;
1.10.2 all landlord's fixtures and fittings now or hereafter in or upon the same including but not limited to (if any) window
                  frames,   glass,   window   furniture,    sash-cords,   doors,
                  door-frames;
1.10.3 lifts, lift-shafts and machinery, boilers, central heating and air-conditioning plant and all electrical and mechanical plant, machinery, equipment and apparatus and the water and sanitary apparatus solely serving the Demised Premises;
1.10.4 all Conduits in, upon, over or under and exclusively serving the Demised Premises; and
1.10.5            all additions, alterations and improvements thereto;
                  Provided that the walls dividing the Demised Premises from any other unit on the Estate shall be party walls
1.11 "Development": development as defined in Section 55 of the Town and Country Planning Act 1990;
1.12              "the Estate":  the Estate (of which the Demised Premises forms part) briefly described in the Second Schedule and each and every part thereof and all appurtenances belonging thereto, including:-
1.12.1            all  landlord's  fixtures  and  fittings,   plant,   machinery
                  apparatus and equipment now or hereafter in or upon the same;
1.12.2            additions,  alterations  and  improvements  thereto within the
                  Estate;
1.13 "the Guarantor": includes in the case of an individual, the personal representatives of any person who becomes a guarantor for the purposes of Clause 4.26.2.2;
1.14 "Inherent Defect" means any defect in the demised premises or the Estate or in anything installed in or on the Demised Premises or the Estate which is attributable to:
1.14.1            defective design or
1.14.2            defective workmanship or materials
1.14.3            defective   supervision   of  the   construction   of  or  the
                  installation of anything in or on the Demised Premises or the property
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1.14.4.           defective  preparation  of the site  upon  which  the  Demised
                  Premises or the estate are constructed
1.14.5. dampness or past dampness in the concrete oversight floor the raised floor and raised floor stools on the ground floor of the Demised Premises
1.14.6. dampness or past dampness in the raised metal cased floor and metal stools on the first floor of the Demised Premises
1.15 "the Initial Rent": the sum of Sixty Six Thousand Six Hundred and Twenty Five Pounds ((pound)66,625.00) such sum being exclusive of V.A.T.
1.16              "the  Insured  Risks":  fire  (including  subterranean  fires)
                  earthquake   subsidence   landslip   and  heave   bursting  or
                  overflowing of water tanks, apparatus or pipes, terrorism riot or civil commotion strikes labour or political disturbances or damage by malicious persons, explosion (including explosion of boilers and other heating apparatus) lightning thunderbolt storm tempest flood and impact by any road vehicle railway boat aircraft or other aerial device or articles dropped therefrom and accidental damage to underground pipes and cables and such other risks as the Landlord may in its reasonable discretion from time to time determine subject to such exclusions excesses and limitations as may reasonably be imposed by the insurers;
1.17 "the Interest Rate": four per cent (4%) per annum above the Base Rate for the time being of The Royal Bank of Scotland plc or some other London clearing bank nominated from time to time by the Landlord or, in the event of the Base Rate being abolished, such other reasonable comparable rate of interest as the Landlord shall from time to time reasonably determine;
1.18              "Initial Service Charge Payment": (pound) 1,474.20
1.19              "the  Landlord":  includes the estate owner for the time being
                  entitled  to  the  reversion   immediately  expectant  on  the
                  determination of the Term;
1.20 "the Landlord's Surveyor": any person (being an associate or fellow of the Royal Institution of Chartered Surveyors) including an employee of the Landlord appointed by or acting for the Landlord to perform the function of a surveyor for any purpose of this Lease
1.21 "this Lease": this Lease and any document which has been made supplemental hereto, or which is entered into pursuant to or in accordance with the terms hereof

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1.22              "the  Lettable  Areas":  those  parts of the Estate  leased or intended to be leased to occupational tenants or designed to be leased to occupational tenants and "the Other Lettable Areas" shall mean the Lettable Areas excluding the Demised Premises
1.23              "1954  Act":   the  Landlord  and  Tenant  Act  1954  and  any
                  subsequent legislation of a similar nature
1.24 "the Planning Acts": includes the Town and Country Planning Act 1990 and any subsequent legislation of a similar nature and any orders, regulations or directions issued or continued in force under or by virtue of such Acts or legislation or any statutory modification or re-enactment thereof or replacement therefor for the time being in force
1.25              "the Plan": the plan attached to this Lease
1.26 "the President": the President for the time being of the Royal Institution of Chartered Surveyors and includes the duly appointed deputy of such President or any person authorised by such President to make appointments on his behalf
1.27 "Retained Parts" all parts of the Estate which do not comprise the Lettable Areas including but not limited to:-
1.27.1            The Common Areas;
1.27.2 office or other accommodation which may from time to time be reserved on the Estate for Landlord's staff
1.27.3 any parts of the Estate reserved by the Landlord for the housing of plant machinery and equipment or otherwise in connection with or required for the provision of services
1.27.4 all Conduits in upon over or under or exclusively serving the Estate except any that form part of the Lettable Areas
1.27.5 the main structure of all buildings on the Estate (except those parts which are Lettable Areas)
1.27.6 all party structures boundary walls railings and fences and all exterior parts of the Estate and all roads (until such time as the same shall become maintainable at public expense) and
1.27              the Car Park
1.28              "the Review Date" the fifth  anniversary  of the  Commencement
                  Date
1.29 "the Service Charge": Seven point One One per cent (7.11%) of the expenditure as referred to in the Seventh Schedule hereto (subject to Clause 8.6)

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1.30              "the Service Charge Commencement Date"
1.31 "the Services": services relating to the Estate and more particularly set out in the Seventh Schedule
1.32 "the Tenant": includes the Tenant's successors in title and assigns and, in the case of an individual, includes his personal representatives
1.33              "Term": the term of years granted by this Lease
1.34 "Utilities": water soil steam air electricity radio television telegraphic telephone telecommunications and other services and supplies of whatsoever nature
1.35 "Value Added Tax": value added tax under the Value Added Tax Act 1994 or other imposition or levy of a like nature
1.36 "the Waste Receptacles": the receptacles for any waste, trade empties, rubbish or refuse forming part of the Retained Parts so designated in accordance with principles of good estate management from time to time by the Landlord for use of the Tenant
2. INTERPRETATION UNLESS there is something in the subject or context inconsistent therewith:-
2.1 Words importing the singular number include the plural number and vice versa and where there are two or more persons included in the expression "the Landlord" "the Tenant" and/or "the Guarantor" covenants expressed to be made by "the Landlord" "the Tenant" and/or "the Guarantor" shall be deemed to be made by such persons jointly and severally
2.2 References to any right exercisable by the Landlord shall where the context so admits include the exercise of such right by any superior lessor and all persons authorised by the Landlord or any superior lessor including agents professional advisers contractors workmen and others
2.3 Any reference to a statute or order in this Lease shall include from time to time throughout the Term any statutory extension or modification or re-enactment of such statute or order and any regulations or orders made thereunder
2.4 Any covenant in this Lease by the Tenant not to do an act or thing shall be deemed to include an obligation not to agree or suffer any act or thing to be done and to use its best endeavours to prevent such act or thing being done by another person
2.5 Any reference in this Lease to parting with possession shall be deemed to include

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                  sharing  possession  or parting with or sharing  occupation or holding the Demised Premises on trust for another
2.6 Any payments by the Tenant to the Landlord under this Lease shall in addition (if applicable) bear Value Added Tax subject to the Tenant first receiving a proper Value Added Tax invoice addressed to the Tenant
2.7 The titles or headings appearing in this Lease and the front cover and the index section of this Lease are for reference and shall not affect its construction or its interpretation
2.8 References in this Lease to any Clause or Schedule without further designation shall be construed as a reference to the Clause of or Schedule to this Lease so numbered
2.9               It is intended that this Lease shall be executed as a Deed
3.                DEMISE AND RENTS
3.1 THE Landlord DEMISES unto the Tenant the Demised Premises TOGETHER WITH the rights and easements specified in the Third Schedule EXCEPT AND RESERVING in favour of the Landlord and all other persons now entitled or who may become entitled the easements and rights specified in the Fourth Schedule SUBJECT TO and where appropriate with the benefit of the matters contained or referred to in the documents referred to in the Sixth Schedule TO HOLD the Demised Premises unto the Tenant for the term of TEN YEARS commencing on the 1st day of April 1996 Yielding and Paying unto the Landlord during the Term:
3.1.1 In respect of the period commencing on the 1st day of April 1996 until the Review Date the Initial Rent
3.1.2 For the period from the Review Date until the expiry of the Term such yearly rent as shall become payable under and in accordance with the provisions of the Eighth Schedule such Sums to be paid quarterly in advance on the usual quarter days the first of such payments or a proportion thereof to be made on the 1st of May 1996 by standing order if required
3.2 From the Service Charge Commencement Date the due proportion (to be fairly and properly determined by the Landlord's Surveyor) of all sums (including the proper cost of valuations for insurance purposes made no more frequently than once in every three years) which the Landlord shall from time to time pay for insuring the Estate against the Insured Risks and the other matters referred to in Clauses 6.1.1, 6.1.3 and 6.1.4 and

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                  the whole of the sums  which the  Landlord  shall from time to time pay for insuring against loss of rent in accordance with Clause 6.1.2 all such sums to be due and paid on demand
3.3 The monies referred to in Clause 4.2 to be paid within seven days of demand and
3.4 From the Service Charge Commencement Date the Service Charge to be paid within seven days of demand in accordance with Clause 8.
4.                TENANTS COVENANTS
                  THE Tenant COVENANTS with the Landlord as follows:-
4.1               Rent
                  To pay all rents from time to time reserved by this Lease (whether formally demanded or not) without any deduction counter claim or set off and in the manner stated in this Lease (before and after any judgment)
4.2               Interest
                  If and when the Tenant shall fail to pay the rent or any other monies due under this Lease on the due date (for the avoidance of doubt including interest due from the Tenant to the Landlord hereunder) to pay to the Landlord interest thereon at the Interest Rate calculated from the due date to the date of actual payment to the Landlord (before and after any judgment) or acceptance by the Landlord in the event that the Landlord shall have properly declined the rent due and owing on the ground that to do so would have the effect of waiving a breach of covenant by the Tenant or the Guarantor Provided that interest shall only be payable by a Tenant who shall have assigned this Lease from the date of demand therefor
4.3               Outgoings
                  To pay and  discharge  or indemnify  the Landlord  against all
                  existing   and   future   rates,   taxes,   duties,   charges,
                  impositions, outgoings and assessments whatsoever (whether parliamentary, parochial, local or of any other description (including the European Community) and whether or not of a
                  capital  or   non-recurring   nature  or  of  a  wholly  novel
                  character)   including   all  charges   for  gas,   water  and
                  electricity consumed on the Demised Premises which now are or may during the Term be assessed, charged or imposed upon or payable in respect of the Demised Premises or any part of the Demised Premises or upon the owner or occupier of them (except (without prejudice to Clause

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                  2.6) tax payable by the Landlord in respect of rents and other payments arising under this Lease or tax payable as a result of any dealing with the reversion of this Lease)
4.4               Landlord's Costs
4.4.1 To pay and indemnify the Landlord or (as the case may be) any superior lessor, any mortgagee (not being more than two) or their respective professional advisers against all reasonable costs and expenses properly incurred by them in connection with:-
4.4.1.1 all applications by the Tenant for any consent required by this Lease including cases where the application is withdrawn or consent is refused (unless unreasonably)
4.4.1.2 any reasonable and proper proceedings under the Law of Property Act 1925 Section 146 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under Law of Property Act 1925 Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the 1954 Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court)
4.4.1.3 procuring the remedying of the breach of any covenant by the Tenant including the recovery or attempted recovery of arrears of rent or other sums due from the Tenant
4.4.1.4 abating a nuisance caused by the Tenant on the Demised Premises and executing all such works as may be necessary for abating such nuisance in obedience to a notice served by any local or other authority as a result of any act or omission on the part of the Tenant
4.4.1.5 any breach of covenant by the Tenant or notice requiring the Tenant to remedy a breach of any of the Tenant's covenants
4.5               Repairs
4.5.1 From time to time and at all times during the Term to keep the Demised Premises in good and substantial repair and condition (damage by the Insured Risks excepted save to the extent that payment of the insurance monies shall be withheld by reason of any act neglect default of the Tenant or any undertenant or any person under its or their control) Provided that the Tenant shall not in any circumstances either directly or through the Service Charge be responsible for carrying out or bearing the cost of any works necessary to remedy any Inherent Defect in the Demised Premises or to remedy any repairs and redecorations caused by the Inherent Defect or to reinstate the Demised Premises after the works remedying the Inherent Defect

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                  If  the  Tenant  shall  in  compliance  with  its  obligations hereunder carry out any works to remedy any Inherent Defect or to remedy any want of repair which is attributable to any such Inherent Defect and provided that the Tenant prior to carrying out such works shall obtain the approval of the Landlord to the nature extent and cost of the works such approval not to be unreasonably witheld or delayed and complete such works to the reasonable satisfaction of the Landlord the Landlord shall pay or repay to the Tenant the costs and expenses of and incidental to such works following production to the Landlord of all relevant receipts and invoices or other reasonable evidence of such costs and expenses provided that the Landlord may upon receipt of details of the nature and extent of such works elect to carry out the same itself and such shall be carried out to the reasonable satisfaction of the Surveyor to the Tenant
4.5.2 To replace from time to time any of the Landlord's fixtures and fittings which may be or become in need of replacement with new ones of similar kind and quality
4.6               Decorations
4.6.1 In the year 2001 and also in the last six months of the Term (whether determined by effluxion of time or otherwise) (but not twice in any period of 18 months) in a good and workmanlike manner to prepare and decorate with two coats at least of good quality paint or otherwise treat as appropriate all interior parts of the Demised Premises required to be so treated (the decoration in the last year of the Term if it differs from the present colour or type to be in a colour and type previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed) and as often as may be reasonably necessary to wash down all tiles glazed bricks and similar washable surfaces
4.6.2 In the year 2001 and also in the last six months of the Term (whether determined by effluxion of time or otherwise) but not twice in any period of 18 months in a good and workmanlike manner to prepare and decorate (with two coats at least of good quality paint) or otherwise treat as appropriate all exterior parts of the Demised Premises required to be so treated (the decoration whenever it differs from the present colour or type to be in a colour and type previously approved
                  in  writing  by  the   Landlord   such   approval  not  to  be
                  unreasonably withheld or delayed) and as often as may be reasonably necessary to wash down all tiles glazed bricks and similar washable surfaces (if any)
4.7               Cleaning

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                  To keep the Demised Premises in a clean and tidy condition and at least once in every month properly to clean both sides of all windows and all window frames and all other glass in the Demised Premises (including all the glass in the entrance doors)
4.8               Floor Covering
                  To maintain and when necessary to replace the floor covering now or from time to time laid in the Demised Premises with new floor covering of no less quality and value and not to lay down any other form of floor covering
4.9               Plant and Machinery
4.9.1 To keep all plant machinery apparatus and equipment solely serving the Demised Premises properly maintained and in good working order and condition and for that purpose:-
4.9.1.1 to employ such reputable contractors as may be approved in writing by the Landlord such approval not to be unreasonably withheld or delayed, to regularly inspect maintain and service the same
4.9.1.2 to renew or replace all working and other parts as and when necessary
4.9.1.3 to ensure by directions to the Tenant's staff and otherwise that such plant and machinery is properly operated
4.9.2 Whenever reasonably required to produce to the Landlord copies of contracts and other documentary evidence relating to the maintenance of all plant machinery apparatus and equipment in the Demised Premises
4.10              Overloading Floors and Services
                  Not to do anything which imposes an excessive load or strain on the Demised Premises or which may cause structural damage
4.11              Conduits
                  Not by any act or default to do or permit or suffer to be done anything whereby any Conduit in upon over or under the Demised Premises may become choked obstructed or damaged or might be or become a source of danger or might injure the Conduits or the drainage system of the Demised Premises or any Adjoining Property
4.12              Waste
                  Not to commit or permit or suffer to be committed any waste whether permissive voluntary or ameliorating in or upon the Demised Premises

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4.13              Disposal of Refuse
                  Not to deposit on any part of the Common Areas any trade empties rubbish or refuse of any kind other than in the repositories in the Waste Receptacles and not to burn any rubbish or refuse on the Demised Premises
4.14              Yielding Up
                  Provided that no proceedings for a renewal of the Term are pending consequent upon an application by the Tenant at the expiration or sooner determination of the Term at the cost of the Tenant to deliver up the Demised Premises (tenant's fixtures fittings fascia or signs belonging to the Tenant excepted) with vacant possession clean and in repair and decorated as stated in this Lease having first replaced any landlords fixtures and fittings which may be worn, missing or damaged with new articles of a similar kind and quality and having made good any damage resulting from the removal of any tenant's fixtures fittings fascia or signs
4.15              User
                  Not to use or permit or suffer to be used the Demised Premises or any part of the Demised Premises for any purpose whatsoever other than:-
4.15.1            as high quality offices; and/or
4.15.2 for any other use within the meaning of Classes B1 of the Town and Country Planning (Use Classes) Order 1987 (taking no account of any amendment or re-enactment affecting such Order after 1st January 1989)
4.16              Prohibited User
4.16.1 Not to use the Demised Premises or any part of the Demised Premises for any public or political meeting public exhibition or public entertainment show or spectacle of any kind nor for any dangerous noisy noxious or offensive trade business or occupation whatsoever nor for any illegal or immoral purpose nor for residential or sleeping purposes
4.16.2            Not to use the  Demised  Premises  or any part of the  Demised
                  Premises for gambling betting gaming or wagering or as a betting office or as a club or for the sale of alcoholic drinks and not to play or use any musical instrument hi-fi equipment or similar apparatus in such manner as to be audible outside the Demised Premises and not to hold any auction on the Demised Premises

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4.16.3            Not to place  outside  the  Demised  Premises or in the Common
                  Areas nor to expose from the windows of the Demised Premises any articles goods or things of any kind
4.17              Nuisance
4.17.1 Not to do anything in or about the Demised Premises or the Estate which may be or become a nuisance or which may cause damage to the Landlord or the owners tenants or occupiers of the Adjoining Property or which may prejudicially affect depreciate or be injurious to the value tone or character of the Estate
4.17.2 To ensure that any audible signal from any burglar alarm fitted for the Demised Premises cuts out automatically no more than 20 minutes after it has started to ring
4.18              Obstruction of Common Areas
                  Not to do anything whereby the Common Areas or other areas over which the Tenant may have rights of access or use may be damaged or the fair use thereof by others may be obstructed in any manner whatsoever
4.19              Vehicles
4.19.1 Not to load or unload any goods arriving at or dispatched from the Demised Premises in such a way that access to or egress from other parts of the Estate or the Adjoining Property is unreasonably obstructed
4.19.2 Not to permit any vehicles belonging to the Tenant or any persons calling on the Demised Premises expressly or by implication with the authority of the Tenant:-
4.19.2.1 To enter and leave the Demised Premises or the Estate except at the vehicular access points constructed for that purpose; or
4.19.2.2 to park on any road or other parts of the Estate except within the Car Spaces
4.19.2.3          to travel at an excessive speed on the Estate
4.20              Not to keep goods of a dangerous nature etc
                  Not to keep or permit to be kept or deposit for sale or otherwise in or upon the Demised Premises or deposit in the Waste Receptacles any goods of a dangerous hazardous or especially combustible nature (except under conditions of storage and use strictly in accordance with the requirements
                  whether   statutory   or   otherwise  of  the  fire  or  other
                  appropriate  authorities  and of the Landlord's  insurers) nor
                  any   materials  of  any  nature  the  keeping  of  which  may
                  contravene any statute or local regulation or bye-law or constitute a nuisance to the owners or occupiers of Adjoining Property Provided that (save in case of a requirement of the insurers requiring immediate action) the Tenant shall be given the opportunity of negotiating such requirements with the insurers and if the insurers shall decline to insure unless their requirements are met and such
                  insurance   is   not   otherwise   obtainable   without   such
                  requirements   then  the  Tenant   shall   comply   with  such
                  requirements.
4.21              Fire Precaution and Equipment
4.21.1 To comply with the requirements and recommendations and to supply and maintain in good condition at all times such fire fighting equipment as shall be required or recommended by the fire officer or authority and as shall be reasonably required or recommended by the insurers of the Demised Premises and the
                  Landlord   Provided   that  the  Tenant  shall  be  given  the
                  opportunity of negotiating such requirements with the insurers and if the insurers shall decline to insure unless their requirements are met and such insurance is not otherwise obtainable without such requirements then the Tenant shall comply with such requirements
4.21.2 Not to obstruct the access to or means of working any fire fighting and extinguishing appliances
4.22              Defective Premises
                  Forthwith upon becoming aware of the same to give written notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing so as to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed in respect thereof at the Demised Premises
4.23              Encroachments and easements
                  Not to obstruct any window light easement or way belonging to the Demised Premises nor acknowledge that any light is enjoyed by consent with any other person and to give immediate notice
                  to  the  Landlord  if  any  easement  right  or   encroachment
                  affecting the Demised Premises shall be made or attempted or at the Landlord's request and the joint and equal cost of the Landlord and Tenant to adopt such means as may be reasonably required to prevent such easement right or encroachment
4.24              Alterations

4.24.1 Not to erect any new building or new structure on the Demised Premises or any part thereof nor to alter add to or change the height elevation or external architectural or decorative design or appearance of the Demised Premises nor to merge the Demised Premises with any Adjoining Property
4.24.2 Not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to alter divide cut maim injure or remove any of the principal or load-bearing walls floors beams or columns of the Demised Premises nor to make any other alterations or additions of a structural nature to the Demised Premises provided that for the avoidance of doubt and subject to the requirements of local and statutory authorities no consent shall be required from the Landlord for the making of non-structural internal alterations or additions to the Demised Premises but the Tenant shall supply at its own expense details of such alterations and\or additions provided however that upon the determination of the Term (howsoever determined) the Tenant will if required in writing by the Landlord remove and/or reinstate any such alteration or addition and make good the Demised Premises thereafter
4.24.3 Not to make any alterations or additions to the Landlord's fixtures or to any of the Conduits without obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed
4.24.4 Upon the determination of this Lease howsoever determined, the Tenant shall reinstate to the reasonable satisfaction of the Landlord's surveyor any wall structure or fabric (together with ancillary works) separating the Demised Premises from the Adjoining Premises
4.25              Signs and Advertisements
                  Not without the Landlord's written consent (such consent not to be unreasonably withheld or delayed) to exhibit any sign advertisement or notice outside the Demised Premises or inside the Demised Premises so as to be seen from the outside or to install any flag pole nor any outside television radio aerial satellite dish or other form of receiving or transmission device or window box on the Demised Premises (which if so required by the Landlord shall be removed at the determination of the Term and all damage thereby occasioned made good by the Tenant)
4.26              Alienation

4.26.1 The Tenant will not assign, underlet, mortgage, charge, agree to underlet, share or part with the possession or occupation of or permit any person or company to occupy the whole or any part of the Premises save as hereinafter expressly set out
4.26.2 The Tenant will not assign the whole of the DemisedPremises without first obtaining the Landlord's written consent which (subject to the provisions set out below) shall not be unreasonably withheld
4.26.3 Without prejudice to the generality of the preceding sub-clause 4.26.2 and any other matter or circumstance which may render reasonable the Landlord withholding its licence or consent to an assignment of the Premises or any other condition subject to which it may be reasonable to grant such licence or consent the Landlord may withhold its licence or consent to an assignment of the Premises in the circumstances set out in sub-clauses 4.26.3.1 to 4.26.3.2 inclusive below or such licence or consent may be granted subject to the conditions set out in sub-clauses 4.26.3.3 to 4.26.3.7 subject to the proposed assignee providing if required by the Landlord a Rent Deposit for an amount equivalent to one half of the annual rent passing at the time of the assignment upon the terms (other than the amount of the Rent Deposit) of the Rent Deposit Deed executed by the parties hereto contemporaneously with this Deed
4.26.3.1 Where in the Landlord's reasonable opinion an assignment to the proposed assignee would materially reduce the open market value of the Landlord's interest by reason of the intended use by the Assignee in either the Premises or the building of which the Premises form part or where such use would materially adversely affect the ability of the Landlord to dispose of its reversionary interest in the Premises or its interest in the building of which the Premises form part in the open market
4.26.3.2 If at a time when an application for the Landlord's Licence or consent to an assignment of the Premises is made there exists any material breach of any of the covenants on the part of the Tenant herein contained unless the Tenant shall (if the Landlord so requires) remedy such breach of covenant to the reasonable satisfaction of the Landlord before the Tenant shall be permitted to complete the proposed assignment
4.26.3.3 That unless the Landlord requires the Asgginee to enter into a Rent Deposit Deed the Tenant and the proposed assignee enter into a Licence to Assign and an Authorised Guarantee Agreement (as defined in Section 16 of the Landlord and Tenant (Covenants)

                  Act 1995) in the form set out in Schedule 5 hereto (mutatis mutandis)

4.26.3.4 If the Landlord reasonably requires a surety for the proposed assignee prior to completion of any assignment of the Premises any such surety shall first (jointly and severally if more than one) covenant as principal debtor with the Landlord that:-

4.26.3.4.1 the proposed assignee will pay the rents reserved by this Lease and will observe and perform the tenant's covenants in this Lease
4.26.3.4.2 indemnify the Landlord against any losses resulting from the act or default of the proposed assignee
4.26.3.4.3 if this Lease is disclaimed on the insolvency of the proposed assignee it will, if the Landlord so requires, take a new lease of the Premises on the same terms and conditions as this Lease (mutatis mutandis) and for a term equal to the period of the fixed term granted by this Lease which is unexpired at the date of the disclaimer
4.26.3.5 That all the Landlord's reasonable and proper costs arising in connection with the application for the Licence to Assign (including without prejudice to the generality of the foregoing solicitors' costs and surveyor's fees) together with disbursements and Value Added Tax shall be paid by the Tenant and it shall be reasonable for the Landlord to require before considering any application for a Licence to Assign the Premises an undertaking form the Tenant or the Tenant's solicitors to pay such reasonable and proper costs whether or not the Licence proceeds to completion
4.26.3.6 That if either the proposed assignee or the surety (if any) is a company incorporated elsewhere than in Great Britain or is an individual not resident in Great Britain (whether or not with other individuals who may be so resident) the proposed assignee (and surety if any) enters into a separate deed with the Landlord which contains the following provisions:

4.26.3.7.1 an agreement by the parties that the rights and obligations of the parties under the Lease and all documents supplemental thereto shall be governed by the laws of England

4.36.3.7.2 an agreement on the part of the proposed assignee that any legal action or proceedings against the proposed assignee with respect to any matter arising under this Lease and any document supplemental thereto may be brought in the English Courts
4.26.3.7.3 the irrevocable and unconditional acceptance by the assignee of the exclusive jurisdiction of the English Courts in relation to anything arising under this Lease or any document supplemental thereto
4.26.3.7.4 an irrevocable appointment of an agent in England or Wales authorised to accept service on the proposed assignee (or surety as the case may be) in England or Wales of any notice under this Lease or any document supplemental thereto or under any statute and/or process in the jurisdiction in the English Courts in any legal action or proceeding arising under this Lease or any document supplemental thereto
4.26.3.7.5 an agreement by the proposed assignee (and surety if any) that should the Landlord bring any judicial proceedings in relating to any matter arising under this Lease or any document supplemental thereto no immunity from such judicial proceedings from attachment of its property or from execution of judgement shall be claimed by the assignee or on the assignee's behalf with respect to the property of the assignee and any such immunity shall be waived by the assignee
4.26.3.7.6 an agreement by the proposed assignee (and surety if any) that nothing in the foregoing provisions should affect the right to serve process in any other manner permitted by law or to commence any legal action or proceedings in any other jurisdiction
4.26.3.7.7 an agreement by the proposed assignee (and surety if any) that any order declaration or other decision of the English Courts may be enforced in the duly constituted Court of the country in which the assignee (being a company) is incorporated or (being an individual) is resident or in the Courts of any other country in which the proposed assignee (and surety if any) has assets and an undertaking by the assignee (and surety if any) to submit to the jurisdiction of such Courts
4.26.4 Not to underlet the whole of the Premises without (a) obtaining the Landlord's consent (such consent not to be unreasonably withheld) and (b) first procuring:-
4.26.4.1          that any underlease to be granted hereunder shall:
4.26.4.1.1 be granted without a fine or premium and at a rent not less than the higher of the rent payable under this Lease at the time of completion of the proposed underlease and the open market rack rent for the Premises at the time of such underlease
4.26.4.1.2 contain a condition for re-entry on breach of any covenant by the undertenant
4.26.4.1.3 contain the same or greater restrictions mutatis mutandis as to assignment underletting [mortgaging] charging or underletting [parting with or sharing the possession or occupation of] the [whole of the] Premises (and the same
                  provision   mutatis   mutandis   for
                  direct covenants and registration) as are in this Lease

4.2.6.4.1.4 contain a covenant by the undertenant to perform and observe all the tenant's covenants and the other provisions contained in this Lease (other than the payment of the rents) so far as the same are applicable to the premises to be thereby demised
4.26.4.1.5 contain a covenant by the undertenant prohibiting the undertenant from doing or suffering any act or thing upon or in relation to the premises to be underlet inconsistent with or in breach of the provisions of this Lease
4.26.4.1.6 be in a form previously approved by the Landlord (such approval not to be unreasonably withheld or delayed)
4.26.4.2 a direct covenant by the prospective undertenant with the Landlord to perform and observe all the tenant's covenants and the other provisions contained in this Lease (other than the payment or the rents) and the proposed underlease
4.26.4.3 if the Landlord shall reasonably so require an acceptable guarantor for any person to whom the Premises are to be underlet who shall execute and deliver to the Landlord a deed containing direct covenants by such guarantor (or, if more than one such guarantor, joint and several covenants) with the Landlord (and any Superior Landlord) as principal debtor
4.26.4.3.1 that the proposed undertenant will observe and perform all the tenant's covenants and other provision in this Lease (other than payment of the rents) and the proposed underlease

4.26.4.3.2 to indemnify against any loss resulting from any breach by the undertenant or in terms from time to time reasonably determined by the Landlord Underletting of part (personal to named tenant)

4.26.5 Subject to obtaining the Landlord's prior written consent and subject to the following conditions the Tenant (here meaning only Pinnacle Systems Limited) may sublet to a suitable tenant part of the Premises
4.26.5.1 The sub tenancy shall not grant nor shall the sub-tenant be allowed into possession until there has been produced to the Landlord a copy of a Court Order excluding in respect of the proposed subletting the provisions of Sections 24 - 28 inclusive of the Landlord and Tenant Act 1954
4.26.5.2 The sub-leasing shall contain an absolute bar upon any assignment underletting or parting with possession of the whole or any part of the sublet premises and also be subject to termination in the event inter alia Blockbuster Entertainment Limited shall cease to be the Tenant of the whole of the Premises for whatever reason
4,26,5.3 To include in such underlease covenants on the part of the undertenant in the same terms (mutatis mutandis) as in this Lease in so far only as the same relate to the sublet premises
4.27              Registration of Dispositions
                  Within 21 days of every assignment transfer assent underlease mortgage charge or any other disposition whether mediate or immediate of or relating to the Demised Premises to produce to and leave with the Landlords solicitors a certified copy of the deed instrument or other document evidencing or effecting such disposition and on such occasion to pay to the Landlord's solicitors a reasonable registration fee being not less than (pound)30.00
4.28              Disclosure of Information
                  Upon making any application or request in connection with the Demised Premises or this Lease to disclose to the Landlord such information as the Landlord may reasonably require and whenever the Landlord shall reasonably request to supply to the Landlord full particulars of all occupations and derivative interests in the Demised Premises however remote or inferior
4.29              Statutory Notices
                  Within 14 days of receipt of the same (or sooner if requisite having regard to the requirements of the notice or order in question or the time limits stated therein) to produce to the Landlord a true copy and any further particulars reasonably required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Demised Premises or the occupier thereof by any government department or local or public authority and without delay to take all necessary steps to comply with the notice or order as far as the same is the responsi-bility of the Tenant and at the request of the Landlord and at the joint and equal costs of the Landlord and the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any such notice order or proposal as the Landlord shall reasonably deem expedient

4.30              Compliance with Statutes
                  At the Tenant's own expense at all times during the Term to observe and comply in all respects with the provisions and requirements of the Offices Shops and Railway Premises Act 1963 the Factories Act 1961 and the Health and Safety at Work etc Act 1974 and any and every statute now in force or which may hereafter be in force and any other obligations imposed by law relating to the Demised Premises or the user of the Demised Premises
4.31              Compliance with Notices
4.31.1 Whenever the Landlord shall give written notice to the Tenant of any wants of repair which are the responsibility of the Tenant hereunder or breaches of Tenants covenant the Tenant shall within 60 days of such notice or sooner if requisite commence and thereafter diligently proceed to make good and remedy the breach of covenant to the reasonable satisfaction of the Landlord
4.31.2 If the Tenant shall fail within 30 days of such notice or as soon as reasonably possible in the case of an emergency to commence and then diligently and expeditiously to continue to comply with such notice the Landlord may enter the Demised Premises and carry out or cause to be carried out all or any of the works referred to in such notice and all costs and expenses thereby incurred shall be paid by the Tenant to the Landlord on demand and in default of payment shall be recoverable as rent in arrear
4.32              Rights of Entry
                  To permit the Landlord with all necessary workmen materials and appliances at all reasonable times during the Term and (except in cases of emergency) upon reasonable prior notice to enter and (for as long as is necessary) remain upon the Demised Premises for any of the following purposes:-
4.32.1 to view and examine the state and condition of the Demised Premises and to take schedules or inventories of the landlord's fixtures
4.32.2 to ensure that nothing has been done in the Demised Premises that constitutes a breach of any of the covenants contained in this Lease
4.32.3            to exercise any rights excepted and reserved by this Lease
4.32.4 for any other reasonable purpose connected with the interest of the Landlord in the Demised Premises or the Estate including but not limited to valuing or disposing of any interest of the Landlord;
                  the Landlord procuring that the persons so entering shall cause as little disturbance to the Tenant and as little damage as reasonably possible and forthwith making good any damage caused
4.33              Planning
4.33.1 At all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and all consents permissions and conditions (if any) granted or imposed or having effect thereunder so far as the same respectively relate to or affect the Demised Premises or any part of the Demised Premises or any operations works acts or things already or to be carried out executed done or omitted thereon or the use thereof for any purpose
4.33.2            At the  expense of the Tenant to obtain  from (as the case may
                  be) the local planning authority or the Secretary of State for the Environment or such other authority as may from time to time be appropriate all such consents and permissions (if any) as may be required for the carrying out of any operations on the Demised Premises or the institution or continuance on the Demised Premises of any use which may constitute Development but so that no application for planning permission shall be made or any notice given to any authority prior to the commencement or carrying out of any Development without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed Provided that for the purpose of this Clause no consent from the Landlord shall be required for a change of use of the Demised Premises if the use is permitted by Clause 4.15 and/or for alterations permitted by Clause 4.24
4.33.3 To pay and satisfy any charge or levy that may be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the institution of continuance of any such user
4.33.4            Notwithstanding  any  consent  which  may  be  granted  by the
                  Landlord under this Lease not to carry out or make any alteration or addition to the Demised Premises or any change of use (the alteration or change of use which is prohibited by or for which the Landlord's consent is required to be obtained under this Lease and for which a planning permission is to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged by it in writing as
                  satisfactory   to  it   (such   acknowledgement
                  not to be unreasonably withheld) but so that the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that the period thereof or anything contained in it or omitted from it in the reasonable opinion of the Landlord's Surveyor would be or be likely to be prejudicial to the Landlord's interest in the Demised Premises whether during the Term or following the determination or expiration of the Term
4.33.5 In the event that the Tenant shall have commenced to implement any part of any planning permission obtained by the Tenant unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the Term any work stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as condition of any planning permission which may have been granted to the Tenant on its application during the Term
4.33.6 Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) to enter into any agreement under Section 106 of the Town and Country Planning Act 1990 or to serve any notice under Part VI of the Town and Country Planning Act 1990
4.33.7 If and when called upon so to do to produce to the Landlord or the Landlord's Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of Clause 4.33 have been complied with in all respects
4.33.8 Not to serve any purchase notice under the Planning Acts requiring any local or other authority to purchase the Tenant's interest under this Lease without first offering to surrender this Lease to the Landlord at the price which might reasonably be expected to be obtained from the local or other authority pursuant to such purchase notice such price in the absence of agreement between the parties to be referred to the decision of an independent surveyor experienced in the valuation of office properties appointed by the President such surveyor acting as an expert and not an arbitrator PROVIDED THAT if such offer is not accepted by the Landlord within 30 days thereof then the Tenant may proceed with the service of such purchase notice without further reference to the Landlord
4.33.9 If the Tenant shall receive any compensation with respect to its interest under this Lease because of the restriction placed upon the user of the Demised Premises under or by virtue of the Planning Acts then if and when its interest under this Lease shall be determined (for whatever reason) forthwith to make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation
4.34              Reletting and Sale Notice
                  To permit the Landlord at all reasonable times to enter upon the Demised Premises and affix and retain without interference upon any suitable exterior parts of the Building:-
4.34.1 during the last 6 months of the Term notices for reletting the same; and
4.34.2 at any time during the Term notices for selling the Landlord's interest in the Demised Premises; and not to remove or obscure such notices and to permit all persons with the written authority of the Landlord to view the Demised Premises at all reasonable hours in the daytime, upon prior appointment having been made PROVIDED THAT the Landlord shall ensure that such notice shall not obstruct the fenestration or the entrances or exits of the Demised Premises
4.35              Indemnity
                  Save to the extent that any such actions claims and losses are covered by any policy of insurance maintained by the Landlord to keep the Landlord fully indemnified from and against all actions claims and losses arising in any way directly or indirectly out of the state of repair or use of the Demised Premises or any breach of the Tenant's covenants contained in this Lease or arising from any act neglect or default by the Tenant any undertenant or their respective servants or agents or any person on the Demised Premises with the actual or implied authority of any of them
4.36              Taxation
                  Notwithstanding anything contained in this Lease not to do on or in relation to the Demised Premises or any part of the Demised Premises any act or thing (other than the payment of the rents reserved by this Lease or which may arise consequent upon the Landlord's reversionary interest in this Lease) which shall render the Landlord liable for any tax levy charge or other fiscal imposition of whatsoever nature and not to dispose of or deal with this Lease in such a way that the Landlord shall be or become liable for any such tax levy charge or fiscal imposition

4.36.2 If the Tenant shall fail to comply with the provisions of Clause 4.36.1 the Tenant shall indemnify the Landlord against all consequential liability for any tax levy charge or other fiscal imposition of whatsoever nature including but not limited to penalties and interest on overdue tax and penalties for failure to give appropriate notices and information for which the Landlord shall be liable as aforesaid and shall on demand pay to the Landlord the amount of the tax levy charge or fiscal imposition which in default of payment shall be recoverable from the Tenant as rent in arrear
4.37              Covenants Relating to Reversion
                  Not to do or permit any act or thing which conflicts with the covenants and provisions of the documents specified or referred to in the Sixth Schedule (so far as they relate to the Demised Premises)
4.38              Regulations for the Estate
                  To comply with all reasonable regulations made by the Landlord from time to time and notified to the Tenant in writing for the general management and security of the Estate the Common Areas and other areas used or to be used in common with others
4.39              Value Added Tax
                  To pay in addition to all rents costs fees disbursements expenses and other sums payable by the Tenant under this Lease all Value Added Tax (or any similar tax imposed or substituted therefor) which may from time to time be applicable thereto except to the extent that the Landlord can recover the same from H. M. Customs & Excise and in default of payment the same shall be recoverable as rent in arrear
5.                LANDLORD'S COVENANTS
                  THE Landlord COVENANTS with the Tenant as follows:-
5.1               Quiet Enjoyment
                  That the Tenant paying the rents reserved by this Lease and performing and observing the covenants conditions and agreements on the part of the Tenant contained in this Lease shall and may peaceably hold and enjoy the Demised Premises during the Term against the Landlord and all persons claiming title through the Landlord or by title paramount
5.2               Provision of Services
                  Subject to the Tenant paying the Service Charge to provide the following services in a good and workmanlike and economical manner using good quality materials:-
5.2.1 So far as may be necessary for the use and enjoyment by the Tenant of the Demised Premises and the Estate to keep the Retained Parts in good repair and condition
5.2.2 To keep clean and maintained in a proper manner the Common Areas and to keep the same lighted where appropriate at such times as the Landlord reasonably shall decide
5.2.3 To employ such staff or contractors as the Landlord may in its reasonable discretion deem desirable or necessary to enable it to provide all or any of the services on the Estate and for the general management and security of the Estate
5.2.4 To repair and maintain those parts of the Retained Parts which are not built upon and to keep the same clear of all rubbish and free from weeds and to provide and maintain at the Landlord's reasonable discretion such plants shrubs trees or garden or grassed areas as may be appropriate and to keep the same planted free from weeds and the grass cut
5.2.5             The matters referred to in the Seventh Schedule hereto
5.3               Inherent Defect
                  The Landlord shall at its own expense make good all Inherent Defect and wants of repair and redecoration resulting therefrom in the Demised Premises as soon as reasonably practicable after the same shall come to the Landlord's attention
5.4               Name Lending Provision
5.4.1 In the event of a Tenant being responsible to repair or to contribute to the repair of the Demised Premises under the provisions of this Lease the Landlord will make available to the Tenant such of the procedures set out in sub-clause 5.4.2 below as the Tenant may reasonably request in writing for the purposes of enforcing for the benefit of the Tenant the Landlord's remedies against third parties involved with or in any connected with the design and construction of the Demised Premises ("the Third Parties")
5.4.2.1 The use by the Tenant of the Landlord's name for the purposes of claiming against the Third Parties in any legal proceedings or Alternative Dispute Resolution whether in Arbitration or the High Court or any other forum in England;
5.4.2.2 The assignment (for the purpose only of enforcing such remedies) of the Landlord's contractual and other rights against the Third Parties in respect of the repairs, subject as appropriate to reassignment when such purposes have been achieved
5.4.2.3 the enforcement by the Landlord (including where appropriate the commencement and prosecution of proceedings) of the benefit of its rights against the Third Parties for the benefit of the Tenant
5.4.3 Subject to the conditions of sub-clauses 5.4.4 and 5.4.5 below, the Tenant will indemnify and keep indemnified the Landlord against any and all liability damages costs losses and/or expenses of whatever nature which the Landlord incurs either directly or indirectly as a result of the operation of sub-clauses 5.4.1 and 5.4.2 including but without prejudice to the generality of the foregoing any award as to liability and/or costs
5.4.4 Where any counterclaim is brought against the Landlord as a part of proceedings under sub-clause 5.4.2 above the indemnity in sub-clause 5.4.3 above shall not extend to liability damages costs losses and/or expenses forming part of or arising as a result of the counterclaim. If any counterclaim is raised to proceedings commenced pursuant to sub-clause
                  5.4.2.1 above the Tenant shall give written notice of such Counterclaim to the Landlord forthwith after receipt of the same, and those matters will be defended fully in accordance with the Landlord's wishes and at the Landlord's expense
5.4.5 It is a condition precedent to the Tenant's liability to indemnify under sub-clause 5.4.3 above that where the Landlord incurs any liabilities damages costs losses and/or expenses in respect of which he is to be indemnified by the Tenant he shall notify the Tenant at its Registered Office in writing
6.                INSURANCE
6.1               Landlord to insure the Estate
                  The Landlord shall insure and keep insured:-
6.1.1 the Estate (including plate or toughened glass forming part of the Demised Premises) subject to such exclusions excesses limitations and requirements as may be imposed by the insurers in the full reinstatement cost of the Estate against loss or damage by the Insured Risks including architects quantity surveyors and other professional fees and other incidental expenses the cost of shoring up demolition and site clearance and similar expenses together with Value Added Tax (or any similar or substituted tax) if applicable on all of the foregoing (with the interest of the Tenant noted on the policy or policies and with the insurer waiving rights of subrogation) Provided that the Tenant shall be given the opportunity of negotiating such exclusions excesses limitations and/or requirements with the insurers and if the insurers shall decline to insure unless such exclusions excesses limitations and/or requirements are imposed and such insurance is not otherwise obtainable without such exclusions excesses limitations and/or requirements then the Tenant shall accept such exclusions excesses limitations and/or requirements
6.1.2 the loss of rent from time to time payable or reasonably estimated by the Landlord's Surveyor to be payable under this Lease for 3 years
6.1.3 explosion of any engineering and electrical plant and machinery to the extent that the same is not covered by Clause
                  6.1.1 and
6.1.4 property owner's liability and such other normal insurances as the Landlord may from time to time reasonably deem necessary to effect
6.2               Notice by Tenant
                  The Tenant shall give notice to the Landlord upon the happening of any event or thing which might effect any insurance policy relating to the Demised Premises or the Estate taken out by the Landlord in performance of its obligations under this clause
6.3               Suspension of rent
                  If the Demised Premises or the Estate or any part thereof shall at any time be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for occupation or use (and save to the extent that the insurance shall not have been vitiated or payment of the policy monies refused in whole or in part by reason of some act or default of the Tenant or any undertenant or any person under its or their control) then the rent reserved by Clauses 3.1, 3.2 and
                  3.4 or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises or the Estate or the part destroyed or damaged shall be again rendered fit for use and occupation or until the expiration of 3 years from the date of destruction or damage (whichever shall first occur) and any dispute regarding the suspension of rent shall be referred to a single arbitrator or to be appointed in default of agreement upon the application of either party by or on behalf of the President in accordance with the provisions of the Arbitration Acts 1950 to 1979
6.4               Destruction of the Estate
                  If the Estate or any part thereof is destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for use and occupation or inaccessible then:-

6.4.1 save to the extent that payment of the insurance monies shall be refused in whole or in part by reason of any act or default of the Tenant or any undertenant or any person under its or their control and
6.4.2 subject to the Landlord being able to obtain any necessary planning permission and all other necessary licences approvals and consents in respect of which the Landlord shall use its reasonable endeavours to obtain but shall not be obliged to institute any appeals and
6.4.3 subject to the necessary labour and materials remaining available in respect of which the Landlord shall use its reasonable endeavours to obtain as soon as practicable the Landlord shall with all reasonable expedition lay out the proceeds of such insurance other than any in respect of loss of rent and the Service Charge in the rebuilding and reinstatement of the premises so destroyed or damaged substantially as the same were prior to any such destruction or damage and shall complete such rebuilding and reinstatement as soon as reasonably practicable making up any shortfall in the insurance moneys out of the Landlord's own moneys
6.5               Where reinstatement is prevented
                  If for any reason whatsoever outside the Landlord's control the Landlord is prevented from rebuilding or reinstating the Demised Premises or the Estate the Landlord shall be relieved from such obligation and shall be solely entitled to all the insurance monies and if such rebuilding and reinstatement shall continue to be so prevented for two years and nine months after the date of the destruction or damage the Landlord or (if such rebuilding and reinstatement shall be prevented for two years and nine months after the date of the destruction or damage for whatever reason) the Tenant may at any time after the expiry of such two years and nine months by three months' written notice given to the other determine this demise but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant
6.6               Payment of insurance monies refused
                  If the payment of any insurance monies is refused as a result of some act or default of the Tenant or any undertenant or any person under its or their control the Tenant shall pay to the Landlord on demand the amount so refused with interest thereon at the Interest Rate

6.7               Benefit of other insurance
                  If the Tenant shall become entitled to the benefit of any insurance on the Demised Premises which is not effected or maintained in pursuance of the obligations herein contained then the Tenant shall apply all monies received from such insurance (in so far as the same shall extend) in making good the loss or damage in respect of which the same shall have been received
6.8               Insurance becoming void
                  The Tenant shall not (by act or omission) do or permit to be done anything that could cause any policy of insurance taken out by the Landlord hereunder to become void or voidable wholly or in part nor anything whereby any additional insurance premiums may become payable (unless the Tenant shall notify the Landlord upon becoming aware of the same or shall have previously notified the Landlord and shall have agreed to pay the increased premiums) and the Tenant shall on demand make payment to the Landlord of all expenses incurred by the Landlord in renewing any such policy and of any increased insurance premiums all such payment being added to the rents reserved by this Lease and recoverable as rent
6.9               Requirements of insurers
                  The Tenant shall at all times comply with all the requirements of the insurers so far as such requirements are communicated to the Tenant Provided that (save in case of a requirement of the insurers requiring immediate action) the Tenant shall be given the opportunity of negotiating such requirements with the insurers and if the insurers shall decline to insure unless their requirements are met and such insurance is not otherwise obtainable without such requirements then the Tenant shall comply with such requirements
6.10              Landlord to produce evidence of insurance
                  At the request and reasonable cost of the Tenant the Landlord shall provide to the Tenant reasonable evidence from the insurers of the terms of any insurance policy and the fact that the policy is subsisting and in effect provided that the Tenant shall be entitled to one copy of the insurance policy in each year without charge
7.                PROVISOS
7.1               Forfeiture

                  WITHOUT prejudice to any other right remedy or power contained in this Lease or otherwise applicable to the Landlord:
7.1.1 if the rent reserved by this Lease or by any part of this Lease shall be unpaid for 14 days after such rent becoming payable or
7.1.2 if there shall be a breach of any of the Tenant's covenants contained in this Lease or
7.1.3 if the Tenant being a company takes any corporate action or in respect of which other steps are taken or legal proceedings are commenced or recommenced for its winding up (which proceedings are not dismissed or otherwise stayed within 14 days) dissolution administration or re-organisation (other than for the purposes of a solvent re-organisation or reconstruction and which results in no material adverse change in the status or financial position of the Guarantor) or for the appointment of a Receiver Administrator Administrative Receiver Trustee or similar officer of it or of any or all of its revenue
7.1.4 if the Tenant and/or the Guarantor (if any) (being an individual) or if more than one individual then any one of them) shall become bankrupt or shall have a Receiving Order made against him or an Interim Order under the Insolvency Act 1986 made against him or
7.1.5 if the Tenant and/or the Guarantor (if any) shall make any assignment for the benefit of creditors or make any arrangements with creditors for the liquidation of debts by composition or otherwise or shall suffer any distress or execution to be levied on the Demised Premises then and in any such case the Landlord may at any time thereafter re-enter the Demised Premises or any part of the Demised Premises in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any antecedent breach of any of the covenants contained in this Lease
7.2               No implied easements
                  Nothing contained in this Lease shall impliedly confer upon or grant to the Tenant any easement right or privilege other than those expressly granted (if any) by this Lease
7.3               Exclusion of warranty as to user
7.3.1 The Tenant acknowledges that the Lease has not been entered into in reliance wholly or partly upon any statement or representation made by or on behalf of the Landlord save insofar as any such statement or representation is expressly set out in this Lease or has been made by the Landlord's solicitors by or on behalf of the Landlord in any written reply to any enquiry from the Tenant's solicitors by or on behalf of the Tenant before the date of entry in this Lease
7.3.2 Nothing contained in this Lease or in any consent or approval granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used under the Planning Acts for the purpose herein authorised or for any purpose subsequently authorised by this Lease
7.4               Covenants relating to Adjoining Property
                  Nothing contained in or implied by this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease
7.5               Effect of waiver
                  Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably similar covenant or similar covenants affecting other property belong-ing to the Landlord
7.6               Service of Notices
                  Any notice under this Lease shall comply with the provisions of the Law of Property Act 1925 Section 196 save that if it was sent by post and would in the ordinary course be delivered on a Saturday Sunday Christmas Day Good Friday statutory bank holiday or other public holiday (none of which is a working day for the purposes of this Clause 7.6) it shall be deemed to be served on the next following working day
7.7               Disputes with adjoining occupiers
                  Any dispute arising between the Tenant and the tenants or occupiers of the Estate as to any easement quasi-easement right privilege or Conduit in connection with the Demised Premises or the Estate or as to party or other walls shall be fairly and reasonably determined by the Landlord
7.8               Failure by the Landlord to provide services

                  The Landlord shall not in any event be liable to the Tenant in respect of any failure of the Landlord to perform any of the services referred to in this Lease whether express or implied unless the Landlord has had notice thereof and the Landlord has failed within a reasonable time to remedy the same
7.9               Exclusion of the Landlord's liability
7.9.1 The Landlord shall not in any circumstances incur any liability for any of the following matters if they are outside the control of the Landlord provided the Landlord has not been negligent namely failure or interruption in any of the services provided by the Landlord or for any inconvenience or injury to person or property arising from such failure or interruption due to mechanical breakdown failure or malfunction overhauling maintenance repair or replacement strikes labour disputes or shortages but the Landlord shall use its reasonable endeavours to cause the service in question to be reinstated with the minimum of delay
7.9.2 Any liability of the Landlord under this Lease shall cease with regard to any act or omission after the transfer of the freehold estate in the Estate and shall cease with regard to any act or omission occurring before such transfer unless proceedings (including but not limited to arbitration proceedings) in respect thereof shall be instituted within eighteen months from the date of such transfer
7.10              Submission to Jurisdiction
                  This Lease shall be governed by and construed in accordance with English Law and the Landlord the Tenant and Guarantor hereby submit to the exclusive jurisdiction of the English courts
7.11              Recovery of Monies as Rent
                  If the Tenant shall make default in paying any sum referred to in Clause 3 (whether formally demanded or not) such sums shall be recoverable as if rent in arrears AND the power of the Landlord to distrain upon the Demised Premises for rent in arrear (including any such last mentioned sum) shall extend to and include any Tenants fixtures and fittings not otherwise distrainable
7.12              Landlord's Surveyor and Accountant
                  In any matter relating to the provisions of this Lease the Landlord shall procure that the Landlord's Surveyor and the Accountant (as hereinafter defined) shall act reasonably

7.13              Covenants Relating to Reversions
                  Without prejudice to clause 4.37 to observe and perform all obligations imposed upon the Landlord by the covenants and provisions of the documents specified or referred to in the Sixth Schedule (so far as they relate to the Estate)
7.14              Post Expiry Provision
                  In the  event  that the  Tenant  shall  not have  vacated  the
                  Demised Premises upon expiry of the Term the covenants conditions restrictions and obligations on behalf of the Landlord and the Tenant shall remain in full force and effect Inherent Defects
7.15 Notwithstanding the provisions of Clause 8 the Landlord shall not recover or seek to recover from the Tenant any Service Charge or other payment pursuant to this Lease in respect of any cost incurred by the Landlord in or incidental to the remedying of any Inherent Defect in the Estate or of any want of repair attributable to such Inherent Defect
8.                SERVICE CHARGE
8.1 In this Lease, where the context so requires or admits, the following expressions shall have the following meanings:-
8.1.1             "Expenditure" means:-
8.1.1.1 the aggregate of all costs, fees, expenses and outgoings whatsoever (including Value Added Tax thereon if applicable except insofar as the landlord can recover the same from H. M. Customs & Excise) reasonably and properly incurred by the Landlord in complying with its covenants in clause 5.2 and in respect of the items set out in the Seventh Schedule (whether or not the Landlord is obliged by this Lease to incur the same);
8.1.1.2 such sums as the Landlord shall, in its reasonable discretion properly exercised in accordance with the principles of good estate management, consider desirable to set aside from time to time for the purpose of providing for periodically recurring items of expenditure, whether recurring at regular or irregular intervals; or
8.1.1.3 such provision for anticipated expenditure in respect of any of the services to be provided by the Landlord or any of the items referred to in the Seventh Schedule as the Landlord shall, in its reasonable discretion properly exercised in accordance with principles of good estate management, consider desirable in the circumstances;

8.1.2 "Financial Year" means the period from the First day of January in every year to the Thirty first day of December of that year or such other period as the Landlord may, in its absolute discretion, from time to time reasonably determine;
8.1.3 "Accountant" means any person (being a qualified chartered accountant in a professional capacity) appointed by the Landlord (including but not limited to an employee of the Landlord) to perform the function of an accountant in relation to the Expenditure.
8.2.              Expenditure Account
                  The Landlord shall, as soon as practicable after the end of each Financial Year, prepare an account showing the Expenditure for that Financial Year and containing a fair and accurate summary of the various items comprising the Expenditure and, upon such account being certified by the Accountant (a copy of which shall be supplied to the Tenant), the same shall be conclusive evidence (save for any manifest error therein), for the purposes of this Lease, of all matters of fact referred to in such account.
8.3.              Dates of Payment
                  On each of the four usual quarter days in every year during the Term, the Tenant shall pay to the Landlord without any deduction whatsoever such a sum ("the Advance Payment") in advance on account of the Service Charge for the Financial Year then current as the Landlord shall, from time to time, specify as being, in its absolute discretion properly exercised, a fair and reasonable assessment of one-quarter of the likely Service Charge for that particular Financial Year provided that the Advance Payment for the period from the Service Charge Commencement Date to the next following quarter day shall be the Initial Service Charge Payment and made on the date hereof
8.4.              Proportions of Service Charge
                  If the Service Charge for any Financial Year shall:-
8.4.1 exceed the Advance Payment for that Financial Year, the excess shall be paid by the Tenant to the Landlord within 7 days of demand; or
8.4.2 be less than the Advance Payment for that Financial Year, the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge except in the final year of the term when any overpayment shall be returned to the Tenant forthwith

8.5.              Landlord's Omissions
                  Any omission by the Landlord to include in any Financial Year a sum expended or a liability incurred in that Financial Year shall not preclude the Landlord from including such sum or the amount of such liability in any subsequent Financial Year, as the Landlord shall reasonably determine.
8.6               Landlord's Review
8.6.1 the Landlord shall be at liberty at any time to review the heads of cost expenditure charge or allowances included in the Services referred to in the Seventh Schedule as it shall in its absolute discretion consider reasonably appropriate in the interests of good estate management and vary the existing items included in the Service Charge to add thereto any items of cost expenditure charge depreciation or other allowance provision for future anticipated expenditure on or replacement of any installation plant machinery equipment of apparatus or rental value of any parts of the Estate used in connection with the provision of the Services not previously included therein and from and after the relevant date of such review such variations to or additional items of cost expenditure charge allowance provision or value shall be notified to the Tenant in writing and shall be included in the calculation of the Service Charge PROVIDED THAT in no event shall the Services referred to in Clauses 5.2.1 5.2.2. or 5.2.4 be varied
8.6.2 Any expenses which are properly recoverable by the Landlord otherwise than as a part of the Service Charge from any other owner tenant or occupier of the Estate shall not be included in the calculation of the Service Charge
8.6.3 Where the Tenant provides any of the Services for the benefit of the Demised Premises and the Landlord agrees that such provision is in substitution for the obligation of the Landlord hereunder in respect thereof then whilst the Tenant provides the same to the Demised Premises there shall be omitted from the calculation of the Service Charge all items of charge for such of the Services as the Tenant so provides
8.7.              Cost of Supplying Documents
                  Any costs charges or expenses (including value added or other tax thereon) reasonably and properly incurred by the Landlord in preparing or supplying copies of the regulations governing the adminstration of the Estate or in doing works for the improvement of the Demised Premises or providing services shall be deemed to have been properly incurred by the Landlord (as appropriate) in pursuance of its obligations under this Clause notwithstanding the absence of any specific covenant on the part of the Landlord relating thereto
8.8.              Additions to Services
                  The Landlord may, at its reasonable discretion, withhold, add to, extend, vary or make any alterations to any of the Services from time to time if the Landlord shall reasonably deem it desirable to do so for the more efficient management, security and operation of the Estate, or for the comfort of the tenants on the Estate PROVIDED THAT in no event shall the Services referred to in Clauses 5.2.1 5.2.2 or 5.2.4 be varied
8.9.              Continuation of Services
                  The provisions of this clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination, the Service Charge for that Financial Year being apportioned for the said period on a daily basis.
9.                Exclusion from the Landlord & Tenant Act 1954
                  Having been authorised to do so by an Order of the Lambeth County Court (no ) made on the day of 1996 under the provision of the Landlord and Tenant Act 1954 section 38(4) the parties agree that the provisions of the Landlord and Tenant Act 1954 sections 24 to 28 (inclusive) shall be excluded in relation to the tenancy created by this Lease
10.               Tenants right to determine
                  The Tenant may determine this Lease on the fifth anniversary of commencement by giving to the Landlord not less than six months' prior written notice so to do (time being of the essence) and upon payment of the sum of Twenty Thousand Pounds (with VAT at the appropriate rate in addition) such payment to be made simultaneously with the serving of such Notice whereupon this Lease shall determine but without prejudice to any antecedent breaches as at the date hereof

IN WITNESS whereof the parties to this Deed have caused their Common Seals to be hereunto affixed the day and year first above written

                         THE SCHEDULES above referred to
                               THE FIRST SCHEDULE
                       Description of the Demised Premises

ALL THAT piece or parcel of land forming part of the Estate with the buildings erected thereon or on part thereof and known as Unit 7 The Grand Union Office Park Packet Boat Lane Cowley Uxbridge in the London Borough of Hillingdon shown for identification purposes only edged red on the Plan

                               THE SECOND SCHEDULE
                            Description of the Estate

ALL THAT piece or parcel of land known as The Grand Union Office Park being on the North Side of Packet Boat Lane Cowley Uxbridge in the London Borough of Hillingdon as the same is registered at H M Land Registry with Title Absolute under Title Number MX6587

                               THE THIRD SCHEDULE
                          Rights and Easements granted

1. The right for the Tenant and all persons expressly or by implication authorised by the Tenant (in common with the Landlord and all other persons now entitled or who may become entitled) but subject to any existing or future regulations reasonably made by the Landlord:-
1.1 to use the Common Areas for all proper purposes in connection with the use and enjoyment of the Demised Premises
1.2 to use the service roads on the Estate with or without vehicles (until the same are adopted as public highways) for the purposes only of obtaining access to and egress from the Demised Premises
2.                to use the Car Spaces
3. the free and uninterrupted passage and running and use of the Utilities (subject to temporary interruption for necessary repair necessary alteration or necessary replacement) to and from the Demised Premises through the Conduits which are now laid or (within a period of 80 years from the date hereof) shall be laid in under or through other parts of the Estate so far as any of the same are necessary for the reasonable use and enjoyment of the Demised Premises
4. of support and protection for the benefit of the Demised Premises as is now enjoyed from all other parts of the Estate
5. to use the repositories in the Waste Receptacles for the deposit by the Tenant of all rubbish and refuse for collection by the local authority or such contractor as the Landlord may reasonably determine
6. The right at all reasonable times upon reasonable prior notice (or in cases of emergency) when no notice shall be required to enter the Adjoining Property in order to:-

                  6.1 inspect cleanse maintain and repair and (when necessary) connect remove renew relay and replace with others the Conduits and any other services serving the Demised Premises
                  6.2 execute  repairs and  decorations to the Demised  Premises

                  PROVIDED THAT the Tenant shall cause as little disturbance and inconvenience as possible and shall make good without delay any damage thereby caused
7. The right to have the Tenant's name included on the Estate signboard

                               THE FOURTH SCHEDULE
                           Exceptions and reservations

The following rights and easements are excepted and reserved out of the Demised Premises to the Landlord and any superior landlord of the Estate and of the Adjoining Property and all other persons authorised by the Landlord or any superior landlord or having the like rights and easements:-

1. the free and uninterrupted passage and running of the Utilities through the Conduits which are now or may at any time be in under or passing through or over the Demised Premises
2. at all reasonable times upon reasonable prior notice (or in cases of emergency (when no notice shall be required)) the right to enter the Demised Premises in order to
2.1 inspect cleanse maintain and repair and when necessary connect remove lay renew relay and replace with others and when necessary alter or execute any works to or in connection with the Conduits
2.2 execute repairs and decorations and any necessary alterations and any other necessary works to the Adjoining Property which cannot be carried out without access to the Demised Premises or to do anything whatsoever which the Landlord may do under this Lease Provided that the Landlord or the person exercising the foregoing rights shall cause as little disturbance and inconvenience as possible and shall make good without delay any damage thereby caused
3. The rights of light air support protection and shelter now or hereafter belonging to or enjoyed by the Estate or the Adjoining Property
4. Full right and liberty at any time hereafter to carry out or permit the Development of any Adjoining Property or any part thereof Provided that (1) the person exercising such rights may not obstruct affect or interfere with the amenity or access to the Demised Premises or the passage of light and air to the Demised Premises and (2) the person exercising such rights shall do so in such manner as will cause as little damage and interference as reasonably possible and the Landlord shall forthwith make good any damage (3) the Tenant's future use enjoyment and occupation of the Demised Premises is not materially affected or prejudiced (4) the Landlord may temporarily obstruct or interfere with such amenity or access during the course of such development upon provision of suitable alternative facilities
5. The right to affix and hereafter maintain upon the Demised Premises but not so as to interfere with the business of the occupier of the Demised Premises lighting equipment reasonably necessary for the purpose of illuminating the Common Areas

                               THE FIFTH SCHEDULE
[  ]              AUTHORISED GUARANTEE AGREEMENT (Long Form)
                  This Deed is made the  [        ] day of [           ] 199[  ]
                  Between:-
                  [                        ] "the Landlord" (1)
                  [                        ] "the Guarantor" (2)
                  [                        ] "the Assignee" (3)
                  NOW THIS DEED WITNESSETH AS FOLLOWS:

                  1.                In  this  Deed  the   following   words  and
                                    expressions have the meanings ascribed to them:

                  1.1 "The Lease" a lease dated the day of and made between:

                                                                           (1)

                                                                           (2)

                                                                           (3)

                  1.2               "The   Act"   the    Landlord   and   Tenant
                                    (Covenants) Act 1995
                  1.3 The definition and provisions as to interpretation in the Lease shall apply in this Deed where the context so admits
                  2. IN CONSIDERATION of the consent of the Landlord to the assignment of the Lease to the Assignee the Guarantor as sole or principal debtor covenants with the Landlord that until the determination of the Term or until the Assignee is released by virtue of the Act from the covenants contained in the Lease (whichever shall be earlier):
                  2.1 The Assignee will pay the rents reserved and observe and perform the covenants conditions and agreements contained in the Lease and on the part of the tenant thereunder to be observed and performed as well after as before any disclaimer of the Lease by any liquidator or trustee in bankruptcy or by the Crown
                  2.2 If the Assignee (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and if a trustee in bankruptcy of the Assignee or a liquidator of the Assignee (as the case may be) shall disclaim the Lease or if it shall be forfeited  or if the Lease  shall  vest
                                    bona  vacantia the Landlord may within three
                                    months after such  disclaimer  or forfeiture
                                    or vesting by notice in writing  require the
                                    Guarantor  to  take a lease  of the  Demised
                                    Premises  for a term equal to the residue of
                                    the term  granted  by the Lease  immediately
                                    before  such  disclaimer  or  forfeiture  or
                                    vesting on the same terms as the lease (such
                                    lease to take  effect  from the date of such
                                    disclaimer or forfeiture or vesting at rents
                                    corresponding  with those  payable under the
                                    Lease in respect  of the period  immediately
                                    before  such  disclaimer  or  forfeiture  or
                                    vesting  but  subject  to review at the same
                                    times as those at which  reviews  would have
                                    occurred   had   the   Lease   remained   in
                                    existence)  and the  Guarantor  will take up
                                    such lease and  execute  and  deliver to the
                                    Landlord  a  counterpart  of it and will pay
                                    the Landlord's  proper costs and expenses of
                                    and  incidental to its grant If the Landlord
                                    does not  require  the  Guarantor  to take a
                                    lease  of the  Demised  Premises  and if the
                                    Guarantor does not take an Overriding  Lease
                                    under  Section  19 of the Act the  Guarantor
                                    will  nevertheless  upon  demand  pay to the
                                    Landlord  a sum equal to the rents and other
                                    payments  that would have been payable under
                                    the   lease  but  for  the   disclaimer   or
                                    forfeiture until the expiration of 12 months
                                    from such disclaimer
                  2.4 Anything done omitted or agreed by the Assignee is done omitted or agreed with the concurrence of the Guarantor
                  2.5 The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Assignee's obligations to the Landlord under the Lease until the obligations on the part of the Guarantor or of the Assignee under the Lease shall have been performed or discharged in full
                  2.6 The Guarantor will be liable to the Landlord as sole or principal debtor or covenantor for all obligations on the part of the tenant contained in the Lease and will not be released or discharged by time or indulgence being given to or any arrangement or alteration of terms being made with the Assignee or any other person or by any release or dealing by the

                                    Landlord  or by any act  omission  or  thing
                                    whatsoever   whether  with  or  without  the
                                    express or implied  consent of the Guarantor
                                    whereby the  Guarantor  as a guarantor  only
                                    might have been released or discharged
                  3. THE Guarantor and the Assignee acknowledge that this Deed is an Authorised Guarantee Agreement within the meaning of the Act
                  4. IF any provision of this Deed is held to be void or unenforceable by any Court of competent jurisdiction such provision shall be severed from the remainder which shall continue to be valid and binding and of full force and effect
                  5.                THIS Deed is made without prejudice to
                  5.1 any other guarantee surety or security which the Landlord may have or take in respect of the tenant's covenants or conditions in the Lease
                  IN WITNESS whereof the parties hereto have executed the deed and delivered it on the day and year first before written

                               THE SIXTH SCHEDULE
              Matters and/or deeds and documents containing matters
                    to which the Demised Premises are subject

                  The exceptions reservations covenants stipulations and provisions contained or referred to in Title number MX6587 as the same is registered at H M Land Registry with Title Absolute

                              THE SEVENTH SCHEDULE
                 Items of Expenditure as referred to in Clause 8

1. When necessary renewing repairing resurfacing maintaining rebuilding and cleansing all roadways car parks pavements open areas sewers drains pipes and watercourses which are now or may be at any time during the period of 80 years from the date hereof constructed laid or installed in under or upon the Common Areas or adjoining and neighbouring land and available in under or upon the Common Areas or adjoining and neighbouring land and available for use of occupiers of the Estate until the same or any of them are adopted by the Local Authority and repaired at public expense
2. When necessary making repairing maintaining rebuilding cleansing and upkeep of all ways roads pavements sewers drains pipes watercourses and party walls structures party fences walls or other conveniences which may belong to or be used for the Common Areas in common with other premises near or adjoining the Common Areas (whether paid by the Landlord or incurred by the Landlord as a contribution)
3. Maintaining the cultivated area of the canal bank on the south side of the Grand Union Canal adjacent to the Estate
4. When necessary providing and maintaining apparatus or facilities provided for the general benefit or use of tenants or occupiers of the Estate 5. Maintaining repairing and renewing as necessary the street lighting and security and other lighting on the Common Areas
6. Providing such reasonable signage as the Landlord shall in its absolute discretion deem advisable giving the Tenant's name and Unit number at the entrance to the Estate and further providing reasonable signage at the entrance to the Building in a form agreed between the Landlord and the Tenant
7. At such times as the Landlord shall in its absolute discretion consider to be necessary (but not more than once in any one period of three years) in a good and workmanlike manner to prepare and decorate with two coats at least of good quality paint or otherwise treat as appropriate all external wood metal stucco and cement work and other exterior parts of any Common Areas required to be so treated and as often as may be reasonably necessary properly to wash down clean restore repoint and make good and wherever appropriate to treat with suitable preservative all stonework brickwork concrete and other finishes
8. The repair and maintenance of any part of the Estate which does not comprise part of the Lettable Areas
9. The payment of the full amount (without deductions of any agency or other commission paid or allowed to the Landlord on such amount or otherwise which the Landlord shall be entitled to retain for its own benefit free of any obligation to bring the same into account under these presents) of every premium payable or other payment incurred by the Landlord from time to time in effecting and maintaining insurance of the Common Areas and of the Landlord against property owners and third party liabilities (including those arising under the Defective Premises Act 1972) in respect of the Estate and its obligations hereunder
10. Taking all steps reasonably deemed desirable or expedient by the Landlord for complying with and for making representations against or otherwise contesting the instance of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning public health highways streets drainage or other matters relating or alleged to relate to the Estate for which parties are not directly liable
11. The payment of all charges assessments and other proper outgoings (if any) relating to the Common Areas (other than tax payable by the Landlord on its income from the Estate or on any dealing with its interest in the Estate)
12. Providing fire fighting equipment and appliances for the Common Areas including the cost of repair and maintenance of the same
13. Installing repair and maintenance of security cameras (together with video recorder backup) throughout the Estate
14. Enforcing or attempting to enforce against any third party tenant or occupier of the Estate the observance of any covenant or agreement regulating that tenant's or occupier's occupation of the Estate or any part thereof the non-observance of which is or may be detrimental both to the Landlord and/or any other third party owners and to the owners tenants or occupiers of the Estate

15. The payment of any compensation or damages to owners tenants or occupiers of parts of the Estate in respect of the Landlord's right of access to carry out works or provide the Services other than compensation or damages payable as a result of the act neglect or default of the Landlord or as may be covered by insurance

16. Employing staff either directly or indirectly for the performance of duties in connection with the maintenance and/or security of the Estate and the provision of the Services thereto and all incidental expenditure in relation to such employment including (but without limiting the generality of such provision) for the payment of statutory and such other insurance health pension welfare and other payments contributions and premiums industrial training levies redundancy and similar or ancillary payments which the Landlord may be required by statute or otherwise to pay or may in its absolute discretion deem reasonably desirable or reasonably necessary in respect of such staff and uniforms working clothes tools appliances cleaning and other materials bins receptacles and other equipment for the proper performance of their duties

17. The management of the Estate by the Landlord or by any management company or agents reasonably or properly appointed therefore and staff employed in connection thereith and the payment of
                  (i) the management fee attributable to the Demised Premises which shall include the proper fees and expenses of the Landlord's Surveyor
                  (ii) all fees and costs incurred in respect of the Certificate and of accounts kept and audits made for the purpose thereof
                  PROVIDED THAT in no event shall the Tenant be liable for the payment of fees for the collection of rent or fees calculated by reference to the amount of the rent payable under this Lease
18. The oil electricity or other fuel required for the plant serving the Estate and the electricity for providing Services to or for the Estate
19. Supplying copies of the Regulations to the owners and occupiers of the Estate together with all amendments and additions made thereto from time to time
20. Arrangements with the local authority or any other contractor for the storage and disposal of refuse on the Estate
21. The maintenance and upkeep of landscaped areas including replanting where necessary and trimming and lopping trees and shrubs from time to time
22. Allowances for the replacement (assessed upon a reasonable and proper basis) of plants pipes apparatus and fittings referred to above such amount so charged for individual items being credited or allowed in account against the costs of the subsequent replacement or renewal of such separate items
23. Items properly attributable to the maintenance of the Estate and the provision of services not specifically dealt with under the above paragraphs but which the Landlord considers to be for the general benefit of the Estate in accordance with the principles of good estate management

24. The actual cost to the Landlord by way of interest commission banking charges or otherwise of borrowing any necessary sums in connection with the provisions of this Schedule as a whole

                               THE EIGHTH SCHEDULE
                                  Rent Reviews
1.                Definitions
                  In this Schedule the following expressions shall bear the following meanings:-
1.1 "Open Market Rent": the clear yearly rack rent at which the Demised Premises might reasonably be expected to be let at the Review Date by a willing landlord to a willing tenant with vacant possession and without any premium or any other consideration for the grant thereof for a term of years equal to the residue of the Term remaining unexpired on the Review Date and otherwise on the terms and conditions and subject to the covenants and provisions contained in this Lease (other than the amount of rent payable under this Lease but including these provisions for the review of rent)
1.1.1             and making  the  following  assumptions  (if not facts) at the
                  Review Date:-
1.1.1.1 that the Demised Premises comprise a nett lettable area of 5125 square feet
1.1.1.2 that the Demised Premises are fit for and fitted out and equipped for immediate occupation and use and are suitable for the use permitted by clause 4.15 of the whole of the Demised Premises and that no rent free period fitting out period or other allowance has been given to the Tenant at the commencement of this Lease
1.1.1.3 that no work has been carried out to the Demised Premises which has diminished the rental value of the Demised Premises and that if the Demised Premises or the Retained Parts have been destroyed or damaged they have been fully restored
1.1.1.4 that the Demised Premises are in a good state of repair and decorative condition
1.1.1.5 that all the covenants on the part of the Tenant and the Landlord contained in this Lease have been fully performed and observed
1.1.1.6 that all Value Added Tax payable by the Tenant to the Landlord under this Lease is recoverable by the Tenant in full or would be recoverable by any/every prospective willing tenant
1.1.1.7 that notwithstanding the Demised Premises may have been altered so that they have been combined with the Adjoining Premises such combination shall be deemed to be ignored
1.1.2             but disregarding the following matters:-
1.1.2.1 any effect on rent of the fact that the Tenant any undertenant or their respective predecessors in title have been in occupation of the Demised Premises or any part thereof
1.1.2.2 any goodwill attached to the Demised Premises by reason of the carrying on at the Demised Premises of the business of the Tenant any undertenant or their respective predecessors in title in their respective business
1.1.2.3 any increase in rental value of the Demised Premises attributable to the existence at the Review Date of any improvement to the Demised Premises carried out after the date of this Lease and carried out otherwise than in pursuance of an obligation to the Landlord or its predecessors in title (save for any obligation imposed by statute) by the Tenant any undertenant or their respective predecessors in title
1.1.2.4 the destruction of or any damage to the Demised Premises by way of the Insured Risks
1.1.2.5 any conditions contained in any planning permission obtained by the Landlord which may adversely affect the rental value of the Demised Premises
1.1.2.6           any effect on rent of the Rent Restrictions
1.1.2.7           any inability of the Tenant to recover Value Added Tax
1.2 "the Surveyor:" an independent chartered surveyor of not less than 10 years standing who is experienced in the valuation and leasing of property similar to the Demised Premises and is acquainted with the market in the area in which the Demised Premises are located appointed from time to time to determine the Open Market Rent pursuant to the provisions of this Schedule
1.3 "Rent Restrictions": the restrictions imposed by any statute for the control of rent in force on the Review Date or on the date on which any increased rent is ascertained in accordance with this Schedule and which operate to impose any limitation (whether in time or amount) on the collection of an increase in the rent first reserved by this Lease or any part thereof
2.                Upwards only rent review
                  The rents reserved pursuant to Clause 3.1 (a) of this Lease shall be reviewed on the Review Date in accordance with the provisions of this Schedule and from and including the Review Date such rent shall be equal to the higher of either such rent payable immediately before the Review Date or the Open Market Rent on the Review Date as agreed or determined pursuant to the provisions of this Schedule
3.                Agreement or determination of the reviewed rent

                  The Open Market Rent at the Review Date may be agreed in writing at any time between the Landlord and the Tenant but if for any reason (whether through failure or omission to agree or negotiate or to initiate any negotiation) the Landlord and the Tenant have not so agreed within three months of the Review Date then either the Landlord or the Tenant may (whether before or after the Review Date) by notice in writing to the other party require the Open Market Rent to be determined by the Surveyor
4.                Appointment of Surveyor
                  In default of agreement between the Landlord and the Tenant upon the appointment jointly of the Surveyor the Surveyor shall be appointed by the President on the written application of either the Landlord or the Tenant who shall be at liberty to make such application not earlier than 3 months before or at any time after the Review Date
5.                Functions of the Surveyor
5.1 The Surveyor shall as an expert invite the Landlord and the Tenant to submit to him within such time limits (not being less than 15 working days) as he shall consider appropriate a valuation accompanied if desired by a statement of reasons and such representations and cross-representations as to the amount of the Open Market Rent with such supporting evidence as they may respectively wish
5.2 within 60 days of his appointment or within such extended period as the Landlord and the Tenant shall jointly agree in writing give to each of them written notice of the amount of the Open Market Rent as determined by him
6.                Costs of reference to Surveyor
                  The costs (which shall include but shall not be limited to professional fees disbursements application fees and Value Added Tax) of any reference to the Surveyor shall be in the award of the Surveyor and failing such award the costs shall be payable by the parties in equal shares
7.                Appointment of new Surveyor
                  If the Surveyor shall fail to give notice of his determination within the time aforesaid or if he shall die or shall be unwilling to act or shall become incapable of acting or if for any other reason he is unable to act then either the Landlord or the Tenant may request the President to discharge the Surveyor and appoint another surveyor in his place which procedure may be repeated as many times as necessary

8.                Interim payments pending determination
                  If by the Review Date the amount of the reviewed rent has not been agreed or determined as aforesaid (the date of agreement or determination being herein called "the Determination Date") then in respect of the period of time (herein called "the Interim Period") beginning with the Review Date and ending on the day before the Quarter Day following the Determination Date the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the Review Date and on the Determination Date the Tenant shall pay to the Landlord on demand the amount by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest thereon at the Base Rate for the time being of the Royal Bank of Scotland plc from the relevant Quarter Day for payment thereof to the date of actual payment
9.                Rent Restrictions
9.1 On each and every occasion during the Term that Rent Restrictions shall prevent or prohibit either wholly or partially:-
9.1.1 the operation of the above provisions for review of the rent or
9.1.2 the normal collection and retention by the Landlord of any increase in the rent of any instalment or part thereof
9.2               then and in each such case respectively:-
9.2.1 the operation of such provisions for review of the rent shall be postponed to take effect on the first date or dates thereafter upon which such operation may occur
9.2.2 the collection of any increase or increases in the rent shall be postponed to take effect on the first date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase and until the Rent Restrictions shall be relaxed either partially or wholly the rent first hereby reserved shall be the maximum sum from time to time permitted by the Rent Restrictions as may be applicable
10.               Memoranda of reviewed rent
                  As soon as the amount of any reviewed rent has been agreed or determined memoranda thereof shall be prepared by the Landlord or its solicitors and thereupon shall be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and the counterpart thereof and the parties shall bear their own costs in respect thereof
11.               Time not of the essence
                  For the purpose of this Schedule and for the avoidance of doubt time shall not be of the essence




THE COMMON SEAL OF CNC GRAND  )
UNION LIMITED was affixed to         )
this Deed in the presence of:        )


                  Director



                  Secretary





THE COMMON SEAL OF PINNACLE         )
SYSTEMS LIMITED was affixed to this )
Deed in the presence of:            )


                  Director



                  Secretary